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Exhibit 10.15

Ikanos/Sasken Project Agreement
India Design Center

        This Agreement is entered into as of October 30, 2003 ("Effective Date") by and between Ikanos Communications International Inc., a corporation organized under the laws of California, USA, and having its primary place of business at 47669 Fremont Boulevard, Fremont, CA 94538 (hereafter "Ikanos"), and Sasken Communication Technologies Ltd., a limited company organized under the laws of India, and having its registered office at No. 139/25, Domlur Layout, Ring Road, Domlur PO, Bangalore—560 071 (hereafter "Sasken").

        Whereas, Ikanos and Sasken currently enjoy a mutually beneficial arrangement whereby Sasken provides certain services to Ikanos; and

        Whereas Ikanos desires to initiate and incubate a design center ("Design Center" or "IDC") in India for the purpose of accelerating its product development cycles; and

        Whereas Sasken desires to use its expertise as a service provider in areas related to Ikanos' business to facilitate the creation of such a design center;

        Therefore the parties desire to explore a mutually beneficial business arrangement between them.

1.     Purpose.

  (a)
  Subject to the terms and conditions set forth in this Agreement, Sasken agrees to provide the services set forth in this Agreement.

  (b)
  Sasken shall hire and/or assign such personnel to the Design Center project ("Ikanos Project") and maintain the project for a term not to exceed one year from the effective date of MOU i.e. August 4, 2003 (the "Incubation Period"), at which time certain of the personnel, together with certain infrastructure components, shall be transferred permanently to Ikanos as specified in Section 4.

2.
Engineering Resources. The parties intend to allocate human resources towards the completion of the project per the following schedule:

        Table 1

Skills	Existing Resources on Ikanos Project as on August 4, 2003 ("Existing Resources")	Sasken personnel moved from other projects to Ikanos ("Allocated Resources")	Hired specifically by Sasken on behalf of Ikanos ("Hired Resources")
DSL dev.	[***]	[***]	[***]
DSL QA	[***]	[***]	[***]
IC design (5 Design + 5 Verification)	[***]	[***]	[***]
FPGA bring up	[***]	[***]	[***]

Total	[***]	[***]	[***]

        The Existing Resources, Allocated Resources and Hired Resources shall hereinafter be referred to as the "IDC Resources". The initial IDC Resources shall be [***]

  (a)
  Ikanos shall participate in the interview process for selection of hired Resources. All personnel decisions (including base salary level) must be approved by Vallabh Kulkarni of Ikanos for IDC, and in his absence by Anoop Khurana of Ikanos.

  (b)
  Allocated Resources have been engaged by Sasken by as of August 15, 2003. Any special training necessary in order to qualify a candidate already acceptable to both parties shall be provided by Ikanos personnel at Sasken's facility in Bangalore at no additional charge.

  (c)
  Ikanos may request additional resources beyond those stated in the table under Clause 2 at any time during the Agreement. Sasken shall use its best efforts to accommodate any such request. The terms of this Agreement shall apply in totality to any additional resources that Sasken may provide pursuant to Ikanos' request.

  (d)
  All IDC Resources will be employees of Sasken during the Incubation Period. Sasken will be responsible for payroll, vacations, festival bonuses etc, and leave policy for the for the IDC Resources shall be in line with Sasken's internal leave policies.

3.
Other resources. The parties shall allocate the following resources towards the completion of the project:

        Table 2

OTHER RESOURCE TABLE
Item	Description of Item	Ownership
1	Cubicles/offices for Engineers with furniture, telephone	[***]
2	PCs and work stations	[***]
3	EDA software tools	[***]
4	Other software licenses as and when required	[***]
5	Firewall, VPN, server, storage	[***]
6	Communications link equipments + one time charges	[***]
7	Quarterly communications charges	[***]
8	UPS, generators, telephones	[***]
9	Equipment Maintenance charges	[***]
10	Lab space of 1000 sq ft	[***]
11	Card Entry for IDC members	[***]
12	Office space, PCs for Ikanos visiting Engineers (Total of 30 cubicles to be maintained as part of IDC)	[***]

  (a)
  Ikanos shall pay for all the material purchased by Sasken on behalf of Ikanos subject to Ikanos' prior approval; upon payment by Ikanos, such materials shall become assets of Ikanos.

  (b)
  Sasken shall provide 30 cubicles within a secured area reserved for the Design Center, of which up to twenty four (24) shall be occupied by IDC Resources and six (6) shall be reserved for visiting Ikanos personnel. Ikanos employees or representatives occupying the reserved cubicles will be entitled to the use of facilities such as Sasken cafeteria and gym at no extra cost. If the number of IDC Resources goes above 24 and any of the Ikanos reserved cubicles are used by such additional members, Ikanos will pay only for Ikanos reserved cubicles not used by IDC Resources.

4.     Transfer Mechanics.

        Table 3

TRANSFERS
Skills	Number of Current Sasken Engineers who may be transferred ("Transferred Resources")	Hired Resources	Continuing with Sasken ("Sasken IDC Resources")
DSL Dev.	[***]	[***]	[***]
DSL QA	[***]	[***]	[***]
IC design (5 Design + 5 Verification)	[***]	[***]	[***]
FPGA bring up	[***]	[***]	[***]

Total	[***]	[***]	[***]

  (a)
  Upon conclusion of the Incubation Period but not later than 6 months from the end of the Incubation Period, Ikanos may transfer Hired Resources to Ikanos. Ikanos shall provide Sasken a prior written notice of at least 3 months if Ikanos elects not to transfer Hired Resources. Provided,

  (i)
  No such notice may be given by Ikanos prior to May 3, 2004; and

  (ii)
  In the event that Ikanos notifies Sasken of its intention not to transfer the Hired Resources at anytime after May 3, 2004 and prior to August 3, 2004, Ikanos shall pay Sasken [***] of the rates mentioned in Clause 5(a) for non-DSL Hired Resources from the date Ikanos notifies Sasken of its intent not to transfer till August 3, 2004 and [***] of the rates mentioned in Clause 5(a) for non-DSL Hired Resources for the balance of the three (3) month notice period.

  No such payments shall be due for any time within the described period where the Hired Resources are working on a billable project (including, but not limited to the Ikanos project) or in any event after three (3) months from the date Ikanos notifies Sasken of its intent not to transfer the Hired Resources,

  (b)
  Upon conclusion of the Incubation Period but not later than [***] from the end of the Incubation Period, Ikanos may transfer Transferred Resources, up to a maximum number as set forth in the Table 3 above, provided the prior consent of Transferred Resources is obtained in respect of such transfer. Transferred Resources who may be transferred to Ikanos in accordance with this Section shall become employees of Ikanos, subject to the payment of the required transfer fees by Ikanos as set forth in Section 5 below.

  (c)
  Sasken and Ikanos shall mutually agree on the specific existing Sasken resources to be transferred to Ikanos (Transferred Resources in Table 3). Subject to the consent of the identified individuals, Sasken shall transfer the identified resources to Ikanos. The parties agree that Ikanos shall engage and continue to pay, at the rates mentioned in Clause 5(a), as many IDC Resources as are existing at the time that Ikanos exercises its transfer option until expiry of the Agreement. Each Party agrees to engage at least 11 IDC Resources under this Agreement. Both parties shall exercise best efforts to ensure that there is no replacement of such personnel due to resignation or any other reason.

  (d)
  If at any time prior to transfer of resources to Ikanos and after Sasken has met the engineering resource requirements set forth in paragraph 2, Ikanos reduces the number of IDC Personnel below [***] for reasons other than performance related personnel adjustments, then

    (i)
    In addition to any other amounts payable, Ikanos shall pay Sasken amounts as set out in Clause 5(a) per month in the same proportion to the resource skill ratio as set out in Table 1, i.e. [***] DSL development and QA engineers to [***] IC Design Engineers, thereafter for the number of IDC Personnel so reduced, for the remainder of the Incubation Period so long as there are fewer than [***] personnel; and Sasken honors the transfer commitment; or

    (ii)
    Ikanos shall have no right to require transfer of Transferred Resources under the Agreement.

5.     Payments.

  (a)
  Ikanos shall pay the following monthly per-person rate for the Engineering Resources during the Incubation Period:

(i) IC design team:	[***] per month;
(ii) FPGA design team:	[***] per month;
(iii) Software non DSL	[***] per month;
(iv) DSL team:	[***] per month
for team of 1-13, [***] for 14th engineer and onwards up to 18 and [***] for 19th and onwards;
  (b)
  In addition, for Transferred Resources or any personnel who were assigned to the Design Center project as mutually agreed upon replacements for personnel removed from the Ikanos Project for performance reasons who are transferred to Ikanos, Ikanos shall pay Sasken the per-person, per month fee set out in Clause 5(a) above, for 12 months in case of "lead" personnel and 9 months for "non-lead" personnel as per the rates set out Clause 5(a) above. For the purpose of this Clause 5(b), lead personnel shall mean personnel who are designated as project lead, any equivalent thereof, any higher designation or any other person as may be mutually agreed. All other personnel shall be non-lead personnel.

  (c)
  Other charges incidental to the Design Center will be payable by Ikanos as follows:

(i) Lab area:	US [***] per sq/ft per month;
(ii) IT support:	US [***] per person week;
(iii) Additional cubicles reserved for Ikanos personnel and not utilized by IDC resources (subject to a maximum of 6 cubicles) @ [***] per cubicle/month
  (d)
  At the end of the Incubation Period, Ikanos may move the operations of the Design Center to a facility other than Sasken. In the event Ikanos so elects to move the operations to another facility, the rates set out in Clause 5(a) in respect of DSL Design team shall be reduced to [***] for first [***] engineers and [***] from [***] engineer up to [***] engineer. All other rates shall remain unchanged. In the event that Ikanos moves the operations of the Design Center to a facility other than Sasken at anytime during the Incubation period, the rates set out in Clause 5(a) shall remain unchanged until the end of the Incubation Period.

  (e)
  Travel charges payable by Ikanos for Engineers to visit US is as follows:

  (i)
  For visits up to [***], Ikanos shall pay monthly per person rate as discussed in 5(a) above, airfare, accommodation and conveyance at actuals as approved by Ikanos plus $USD [***] per person per day.

  (ii)
  For visits exceeding eight weeks, Ikanos shall pay airfare, visa charges, a flat rate of US [***] per person month for visits to USA, Euro [***] per person month for visits to Europe and USD [***] per person month for visits to Canada in lieu of any amounts due under paragraph 5(a). Rates for visits to countries not covered in the above will be mutually agreed as and when required.

  (f)
  The IDC Resources and the Sasken IDC Resources shall be entitled to 15 days of leave per annum of which only 7.5 days shall be billed to Ikanos.

  (g)
  For the Hired Resources whose agreed compensation package is beyond the Sasken Norms, Sasken shall fix a compensation package that is based on Sasken Norms. The extra amount to he paid in each case will be split into two equal parts, one part each to be paid by Ikanos and Sasken. Sasken shall pay 20% of its part as Joining Bonus to each such Hired Resource and the remaining 80% of its part as Retention Bonus at the time of transfer to Ikanos. Ikanos shall pay its part of the extra amount at the time of transfer to Ikanos.

  (h)
  Sasken shall raise an invoice on the last working day of every month for the amounts due during the month via (i) email to the following addresses: vle@ikanos.com and ldavies@ikanos.com, and (ii) facsimile to: Attn: Accounts Payable, fax number 510-979-0500. Ikanos shall pay such invoices within 15 days from the date of receipt of such invoices.

  (i)
  Ikanos shall be deemed to have accepted an invoice for Services if no written/e-mailed objection is presented within 10 business days from the date of such invoice via facsimile. If such objection is made, the parties shall make every reasonable effort to settle promptly the dispute concerning the invoice in question. Any delayed payment over 15 days that is not disputed by Ikanos will cause Ikanos to pay Sasken interest on the outstanding balance from the 16th day @ 1.5% per month.

  (j)
  All payments shall be made by Ikanos in US Dollars with the following instructions to Ikanos's bankers:

      Pay to:

      Union Bank of California International
      New York, NY 10047 (USA)

      For: Union Bank of India, Overseas Branch, Erntakulam.
      Account: 91-137349-1121 UID 127188
      Swift Code: UBININBBKCH

      For Final Credit To:

      Sasken Communication Technologies Limited, Bangalore
      Union Bank of India,
      Industrial finance Branch, Bangalore
      Swift Code: UBININBBIBB

      Sasken shall keep Ikanos apprised of any changes in the above information.

6.     Taxes.

  (a)
  The effort cost for each Employee and any other costs or expenses includes all currently known taxes, duties, assessments or other charges of any kind related to the performance of Services or measured by amounts payable to Sasken in any transaction between Ikanos and Sasken under this Agreement, including without limitation any value added taxes and sales taxes.

  (b)
  If any new tax, duty or assessment of any kind related to the performance of Services arises, the purchase order price will be renegotiated accordingly.

7.     Insurance.

  (a)
  Prior to commencing any work or service under the Agreement, Sasken shall provide evidence of general liability insurance to Ikanos. The coverage shall not be less $1 million per occurrence and $2 million in the aggregate.

  (b)
  Prior to any travel to the US by Sasken employees for a period greater than eight weeks, Sasken shall provide proof of (i) Worker's Compensation insurance, and, (ii) auto liability insurance.

8.     Ownership of Intellectual Property Rights.

  (a)
  Sasken acknowledges that all work product, including but not limited to notes, records, drawings, copyrightable material, designs, inventions, improvements, developments, discoveries and trade secrets (collectively, "Work Product") conceived, made or discovered by Sasken, solely or in collaboration with others, in the course of performing Services under this Agreement, and during the period of this Agreement, that Sasken may be directed to undertake, investigate or experiment with, or which Sasken may become associated with in work, investigation or experimentation in the line of business of Ikanos in performing the Services hereunder, are the sole property of Ikanos, and shall, to the extent possible, be considered works made for hire for Ikanos within the meaning of Title 17 of the United States Code.

  (b)
  Sasken further shall assign (or cause to be assigned) and does hereby assign fully to Ikanos all Work Product and any copyrights, patents, mask work rights or other intellectual property rights relating thereto.

  (c)
  Sasken shall assist Ikanos, or its designee, at Ikanos' expense, in every proper way to secure Ikanos' rights in the Work Product and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to Ikanos of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments that Ikanos deems necessary in order to apply for and obtain such rights and in order to assign and convey to Ikanos, its successors, assigns and nominees the sole and exclusive right, title and interest in and to such Work Product, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Sasken further agrees that Sasken's obligation to execute or cause to he executed, when it is in Sasken's power to do so, any such instrument or papers will continue after the termination of this Agreement.

  (d)
  If in the course of performing the Services, Sasken incorporates into any Work Product developed hereunder any invention, improvement, development, concept, discovery or other proprietary information owned by Sasken, Sasken shall inform Ikanos, in writing before incorporating such invention, improvement, development, concept, discovery or other proprietary information into any Work Product. In the event that Sasken incorporates any such invention, improvement, development, concept, discovery or other proprietary information into the Work Product, the parties shall enter into a separate license agreement in respect of such invention, improvement, development, concept, discovery or other proprietary information. In the event Sasken incorporates any such invention, improvement, development, concept, discovery or other proprietary information without Ikanos' prior written consent, then Sasken hereby grants Ikanos a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license, with rights to sublicense and authorize sublicenses, to use, reproduce, distribute, perform, display, prepare derivative works of, make, have made, sell, offer to sell and import such item as part of or in connection with such Work Product. Sasken shall not incorporate any invention, improvement, development, concept, discovery or other proprietary information owned by any third party into any Work Product without Ikanos' prior written permission.

  (e)
  Where Ikanos is unable because of Sasken's unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Sasken's signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations covering the Work Product assigned to Ikanos above, then Sasken hereby irrevocably designates and appoints Ikanos and its duly authorized officers and agents as Sasken's agent and attorney in fact, to act for and in Sasken's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by Sasken.

9.     Confidentiality.

  (a)
  Confidential Information shall mean any proprietary information, including but not limited to technical data, trade secrets or know-how, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, engineering specifications and test specifications, marketing, finances, forecasts, procurement requirements, or other business plans or information disclosed by one Party to the other either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment. Confidential Information may also include information disclosed to a disclosing party by third parties. The Party disclosing the information shall be referred to in this Agreement as the "Discloser". The Party receiving such information shall be referred to as the "Recipient". Confidential Information does not include information which (i) is known to Recipient at the time of disclosure, without confidentiality restrictions, as evidenced by written records of the Recipient; or (ii) has become publicly known and made generally available through no wrongful act or inaction of the Recipient; or (iii) has been rightfully received by the Recipient from a third party who is authorized to make such disclosure.

  (b)
  Sasken shall not, during or subsequent to this Agreement use Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of Ikanos, or disclose the same to any third party or to Employees, except to those Employees who are required to have the information in order to perform the Services. It is understood that the said Confidential Information shall remain the sole property of Ikanos. Sasken further agrees to take all reasonable precautions to prevent any unauthorized disclosure and unauthorized use of such Confidential Information. Without limiting the foregoing, Sasken shall take at least those measures that it takes to protect its own most highly confidential information and shall ensure that its employees who have access to Confidential Information of the other party have signed a non-use and non-disclosure agreement in content similar to the provisions hereof, prior to any disclosure of Confidential Information to such employees. Sasken shall not reverse engineer, disassemble or decompile any prototypes, software or other tangible objects which embody Ikanos' Confidential Information on Intellectual Property.

  (c)
  In the event of disclosure of Sasken's methodologies, systems, processes, inventions, algorithms, procedures, techniques and work approaches, all of which are proprietary and confidential to Sasken, the Parties shall enter into a mutual non-disclosure agreement prior to such disclosure.

  (d)
  Neither party will directly or indirectly disclose to a third party the terms of this Agreement without prior written approval, but either party may disclose the existence of this Agreement. No such approval is required in the event either party is compelled by law, any court or other governmental body to disclose the terms and conditions of this Agreement. Notwithstanding the foregoing, each Party may disclose the terms and conditions of this Agreement: (i) to legal counsel of the Parties; (ii) in connection with the requirements of a public offering or securities filing; (iii) in confidence, to accountants, banks, and financing sources and their advisors; (iv) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; (v) to Reserve Bank of India and Software Technology Parks of India or (vi) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.

  (e)
  The obligations of the Parties under this Section 9 shall survive the termination of this Agreement for a period of 2 years.

  (f)
  Either party shall upon the termination of this Agreement for any reason, as requested by the other party and at the other party's cost immediately destroy or deliver and cause its employees to so destroy or deliver to the other party or its order all inputs, including but not limited to all Confidential Information, material, papers, software and hardware provided by one party to the other.

10.   Non-Competition.

  (a)
  Sasken certifies that it has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude it from complying with the provisions hereof, and further certifies that it will not enter into any such conflicting Agreement during the term of this Agreement.

  (b)
  In view of Sasken's access to Ikanos' Intellectual Property, Confidential Information, trade secrets and proprietary know-how, Sasken further agrees that it will not, without Ikanos' prior written consent, assign IDC Resources who have had access to Ikanos' Confidential Information or who have worked on the Ikanos Project to work on projects in the field of DSL technology for a competitor of Ikanos during the term of this Agreement and for a period of six (6) months after the termination of this Agreement. The list of competitors shall be set forth in Exhibit B hereto, and may be revised by Ikanos once every six months from the Effective Date through the term of the Agreement. Ikanos shall pay Sasken 80% of the rates mentioned in Clause 5(a) for any Resources who are prevented by Ikanos from taking an assignment according to the terms of this paragraph until such time that the restriction is no longer applicable. This subsection (e) shall not apply to any Hired Resources in the event that Ikanos does not exercise its transfer option in respect of said Hired Resources. Nothing in the foregoing part of this clause shall be deemed to restrict Sasken in providing services to third parties so long as Sasken does not breach its obligations under this clause.

11.   Warranties and Indemnification.

  (a)
  Sasken hereby represents and warrants that (i) all Work Product will be the original work of Sasken; (ii) the Work Product will not knowingly infringe the copyright, patent, trade secret, or any other intellectual property right of any third party; and (iii) Sasken will not incorporate into the Work Product any virus, trap door, worm, or any other device that is injurious or damaging to software or hardware used in conjunction with the Work Product. This Warranty shall not apply if Sasken complies with any specifications or instructions issued by Ikanos or if Sasken uses any material provided by Ikanos and the infringement or damage to software would not have occurred but for Sasken's compliance with such instructions or specifications or use of any material provided by Ikanos. Except for the express warranties above, there are no warranties, express or implied, and specifically there are no implied warranties of merchantability or fitness for a particular purpose.

  (b)
  Sasken will indemnify and hold Ikanos harmless from and against all claims, losses, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and other expenses of litigation) relating to (i) personal injury or damage to or loss of property arising from Sasken's conduct, or (ii) in the case where Sasken supplies 1P, a claim that the Work Product infringes any patent, copyright, trade secret, trademark, or other intellectual property right by reason of incorporation into the Work Product any proprietary information owned by Sasken as stated in Section 8(d). This indemnity shall not apply if Sasken complies with any specifications or instructions issued by Ikanos or if Sasken uses any material provided by Ikanos and the infringement or damage would not have occurred but for Sasken's compliance with such instructions or specifications or use of any material provided by Ikanos.

  (c)
  Except for a breach of Section 9 or any liability under Section 11(b)(ii), neither party's liability to the other shall exceed amounts paid under this Agreement. Liability for a breach under Section 9 (provided Sasken has complied with its duty of reasonable care set forth in paragraph 9(b)) and any liability under Section 11 (b)(ii) shall be limited to $4 million. In no other event shall either party have any liability to the other, or any third party, for any indirect, consequential, incidental or special damages hereunder including without limitation, damages due to lost profits, loss of anticipated use, or the inability to use technology, under any cause of action or theory of liability (whether based on warranty, breach of contract, tort (including negligence), product liability, strict liability or any other legal or equitable theory) and whether or not sasken has been advised of the possibility of such damage. The parties agree and acknowledge that these limitations on potential liabilities were an essential element in setting consideration under and entering into this agreement.

  (d)
  In the event that Ikanos requires Sasken's employees to utilize any Ikanos material including visiting cards, and any third party, including Ikanos' customers, makes any claim against Sasken's employees for any misrepresentation by Sasken employees that they are Ikanos' employees, Ikanos shall hold Sasken and its employees harmless against any loss, damage or expense that Sasken and its employees may incur due to such claim.

  (e)
  Sasken shall have no liability to Ikanos for those Sasken employees that Ikanos requires to utilize any Ikanos material including visiting cards if' such Sasken employee(s) make(s) a claim that such Sasken employee(s) is Ikanos' employee(s) on the basis of such material provided to them by Ikanos. Sasken agrees to provide reasonable assistance to Ikanos in obtaining signed letters, in the form attached hereto as Exhibit A, from such Sasken employees.

12.   Arbitration.

  (a)
  The Parties shall endeavor to settle any dispute or claim arising out of or in connection with this Agreement or the performance, breach or termination thereof, between them by negotiation.

  (b)
  Any such disputes or claims outstanding after recourse to the methods suggested in (a) above shall be finally settled by binding arbitration in San Francisco, California under the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with said rules. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, either party may apply to any court of competent jurisdiction for injunctive relief without breach of this arbitration provision.

13.   Term and Termination.

  (a)
  This Agreement is valid for a period from the Effective Date mentioned above until August 4, 2005 unless terminated earlier in accordance with this Section. Both parties agree that this Agreement may be extended as may be mutually agreed upon between the parties in writing.

  (b)
  A party may terminate any project or the entire Agreement:

  (i)
  Upon 15 days prior written notice in the event the other party materially breaches any provision of this Agreement and fails to remedy the said breach to the non-defaulting party's reasonable satisfaction within such 15 day period; or

  (ii)
  Immediately in the event the other party becomes insolvent or is adjudged bankrupt, assigns all or a substantial part of its business or assets for the benefit of creditors, permits the appointment of a receiver for its business or assets, or otherwise ceases to conduct business in the normal course.

  (c)
  In the event that anytime prior to exercising its transfer option, Ikanos reduces the number of IDC Personnel to less than 11, for reasons other than performance-related personnel adjustments, and Ikanos fails to pay Sasken amounts as set out in Clause 4(d)(i), Sasken may terminate the Agreement forthwith.

  (d)
  In the event of termination due to any of the reasons, in addition to any other amounts payable, Ikanos shall also pay Sasken for Services rendered such amount as calculated on a pro-rata basis till the date of termination.

14.   General Provisions.

  (a)
  If either party shall be considered in breach of this Agreement or in default of its obligations hereunder because it fails to perform or observe any or all of the terms of this Agreement resulting directly or indirectly from causes beyond the reasonable control of such party, such as but not limited to, acts of God, Civil or military authority, acts of the public enemy, war, riots, civil disturbances, insurrections, accidents, explosions, fires, earthquakes, floods, transportation embargoes, epidemics, acts of government, its agencies or officers, or any other legitimate cause beyond the reasonable control of the parties, the party whose performance is affected or is likely to get effected thereby, shall promptly notify the other party of the occurrence of such cause, and the time allowed for performance by the affected party will be extended for the duration of such cause. However, if as a consequence of such cause, performance by a party under this Agreement shall be prevented for a period longer than two (2) months, then the other party shall have the right to terminate this Agreement after a month's notice. The terms of termination under this condition will be with no liabilities or penalties.

  (b)
  Failure of either party at any time to require performance of any provisions of this Agreement shall not affect the right to require full performance of the Agreement terms at any time thereafter, and the waiver by any party of a breach of such provision shall not be taken or held to be a waiver of any subsequent breach or nullification of the effectiveness of such provision. Except as otherwise provided in this Agreement, any waiver, amendment or other modification of this Agreement will not be effective unless it is in writing and signed by both the parties.

  (c)
  This agreement will be governed and construed in accordance with the laws of California, USA, without reference to conflict of law principles.

  (d)
  This Agreement sets forth the entire understanding and agreement of the parties as to the subject matter of this Agreement. It may not be changed orally but only in writing signed by both parties. The terms of this Agreement will govern all Services undertaken by Sasken for Ikanos and shall supersede any existing terms and conditions given anywhere else in connection with the work to be performed under this Agreement.

  (e)
  If' any provision of this Agreement is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force without being impaired or invalidated in any way. Sasken and Ikanos agree to replace any invalid provision with a valid provision that most closely approximates the intent and effect of the invalid provision.

  (f)
  Neither this Agreement nor any of the rights or obligations of either Party arising under this Agreement may be assigned or transferred without the other's prior written consent; except that either party may, without the other party's consent, assign this Agreement or any of its rights or delegate any of its duties under this Agreement to any purchaser of all or substantially all of such party's assets or to any successor by way of merger, consolidation or similar transaction, this Agreement will be binding on and for the benefit of the Parties assigns and representatives. Any assignment in violation of the foregoing will be null and void.

  (g)
  Titles or headings to the sections of this Agreement are not part of the terms of this Agreement, but are inserted solely for convenience.

  (h)
  All notices, requests and other communications under this Agreement must be in writing, and must be mailed by registered or certified mail, postage prepaid and return receipt requested, or delivered by hand to the party to whom such notice is required or permitted to be given, or sent by e-mail. If mailed, any such notice will be considered to have been given three (3) business days after it was mailed, as evidenced by the postmark. If delivered by hand, any such notice will be considered to have been given when received by the party to whom the notice is given, as evidenced by written and dated receipt of the receiving party and if sent by e-mail any such notice shall be deemed received when the receipt acknowledged is received by the sender.

  (i)
  Notwithstanding any expiration or termination of this Agreement, the following sections of this Agreement shall survive: Sections 4, 5, 8, 9, 10, 11, 12 13 and 14 and Exhibit B. All other rights granted hereunder will cease upon expiration or termination,

  (j)
  Ikanos agrees that during the term of the Agreement and for a period of six months after the expiry or termination of this Agreement, Ikanos shall not directly or indirectly solicit for employment any Sasken employees. This clause shall not apply in respect of Hired Resources and any Transferred Resources who have agreed to be transferred to Ikanos in accordance with Section 4(c).

        In witness thereof, the parties have caused this Agreement to be executed by their respective authorized representatives.

Ikanos Communications, Inc.		Sasken Communication Technologies Ltd.
By:	/s/ ANOOP SINGH KHURANA	By:	/s/ NEETA REVANKAR
Name:	Anoop Singh Khurana	Name:	Neeta Revankar
Title:	V.P. Engr., Ikanos Comm.	Title:	CFO
		By:	/s/ RAJIV C. MODY
		Name:	Rajiv C. Mody
		Title:	Chairman & CEO

EXHIBIT A

Material Status and Consent Form

        I, the undersigned, hereby acknowledge that under the terms of the India Design Center Project Agreement (the "Agreement") dated October 30, 2003 between Ikanos Communications and Sasken Communication Technologies Limited certain material, including but not limited to access and identity cards, belonging to Ikanos Communications may be supplied to me for use in furthering Ikanos' corporate purposes in my capacity as a Sasken employee.

        I hereby agree as a condition to receiving such materials that I shall not use such materials to assert any claim, in any venue whatsoever, that my receipt or possession of such materials constitute an offer of employment by Ikanos or entitles me to any of the benefits thereof.

Signed,

EXHIBIT B

List of Ikanos Competitors

Analog Devices

Broadcom

Centillium Communications

Conexant

ElectriPHY

GlobespanVirata

Huconex

Infineon

Intel

LSI Logic

Metalink

Mindspeed

Samsung Semiconductor

ST Microelectronics

Texas Instruments

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

QuickLinks

  Exhibit 10.15
Ikanos/Sasken Project Agreement India Design Center
  EXHIBIT A
Material Status and Consent Form
EXHIBIT B List of Ikanos Competitors